Exhibit 99.1

Marine Petroleum Trust

MARINE PETROLEUM TRUST

ANNOUNCES NEW CONTACT INFORMATION

DALLAS, TEXAS, September 26, 2014—Marine Petroleum Trust (NASDAQ: MARPS) (“Marine”) today announced the new contact information for the Trust following the change of Trustee.

Southwest Bank is the new Trustee for Marine Petroleum Trust, effective August 27, 2014.

Southwest Bank’s office is located at 2911 Turtle Creek Boulevard, Suite 850, Dallas, TX 75219.

The new toll free customer service number for contacting Marine is 1-855-588-7839.

The Trust also has a new web address, www.marps-marine.com.

Marine’s cash distribution history, current and prior year financial reports, a link to filings made with the Securities and Exchange Commission and more can be found on its website at www.marps-marine.com.

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Contact:

Ron Hooper

Senior Vice President

Southwest Bank, Trustee

Toll-free – 1-855-588-7839